UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 25, 2023
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cummins and Rench Amendments

On September 25, 2023, the Company and Wes Cummins entered into Amendment No. 1 (the “Cummins Amendment”) to the Executive Employment Agreement, dated as of November 1, 2021, by and between the Company and Mr. Cummins (the “Cummins Agreement”). On September 25, 2023 Company and David Rench also entered into Amendment No. 1 (the “Rench Amendment” and, together with the Cummins Amendment, the “Amendments”) to the Executive Employment Agreement, dated as of November 1, 2021, by and between the Company and Mr. Rench (the “Rench Agreement” and, together with the Cummins Agreement, the “Employment Agreements”). Each of the Amendments removes the base salary amount and provides that each the Company and Mr. Cummins or Mr. Rench (each an “Employee”), as applicable, may from time to time during the Term of the relevant Employment Agreement, review and adjust (but not downward) the base salary of the Employee, without the need for a formal amendment to the Employment Agreement. The Amendments also remove the cap on the Employee’s bonus and provide that if the Employee’s employment is terminated without Cause or the Employee resigns with Good Reason (as such term is defined in the Applied Digital Corporation 2022 Incentive Plan (the “Plan”)) during the 24-month period following a Change in Control (as defined in the Plan), the Employee shall be entitled to a severance payment (a “Severance Payment”) equal to two times the following amount: the Employee’s Base Salary plus the Employee’s target bonus, each for the year in which the termination of employment occurs. The Severance Payments may be reduced under certain circumstances.

Maniscalco Employment Agreement

On September 25, 2023, the Company and Michael Maniscalco entered into an Executive Employment Agreement (the “Maniscalco Employment Agreement”), pursuant to which Mr. Maniscalco will serve as the Chief Technology Officer of the Company. Mr. Maniscalco will be entitled to receive an annual base salary of $275,000 per annum, subject to annual review, and shall also be eligible for an annual bonus, to be determined at the Company’s sole discretion. Pursuant to the Maniscalco Employment Agreement, the Company may review and adjust (but not downward) Mr. Maniscalco’s base salary from time to time, based upon his performance. The term of the Maniscalco Employment Agreement ends on October 31, 2024, with automatic one (1) year extensions unless notice not to renew is given by either party at least 60 days prior to the relevant end date. If Mr. Maniscalco’s employment is terminated without Cause or he resigns with Good Reason (as such terms are defined in the Plan) during the 24-month period following a Change in Control, Mr. Maniscalco will receive a Severance Payment. Mr. Maniscalco’s Severance Payment may be reduced under certain circumstances.

Award Amendments

On September 25, 2023, the April 4, 2023 Restricted Stock Unit Award and each Performance Stock Unit Award to each of Mr. Cummins, Mr. Rench and Mr. Maniscalco were amended (collectively, the “Award Amendments”) to provide that if, during the 24-month period following a Change in Control, the Company terminates Employee’s employment without Cause or Employee resigns with Good Reason, the unvested portion of this Award shall become vested and payable immediately upon the termination of the Employee’s employment.

The foregoing descriptions of the Cummins Amendment, the Rench Amendment, the Maniscalco Employment Agreement and the Award Amendments are qualified in their entirety by reference to the Cummins Amendment, the Rench Amendment, the Maniscalco Employment Agreement, the Form of Amendment No. 1 to Restricted Stock Unit Award and the Form of Amendment No. 1 to Performance Stock Unit Award, which are filed as Exhibits 10.1, 10.2, 10.3 10.4, and 10.5 respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and Wes Cummins.
10.2	Amendment No. 1 to Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and David Rench.

10.3	Executive Employment Agreement, dated as of September 25, 2023, by and between the Company and Michael Maniscalco
10.4	Form of Amendment No. 1 to Restricted Stock Unit Award
10.5	Form of Amendment No. 1 to Performance Stock Unit Award
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 28, 2023

By:	/s/ David Rench
Name:	David Rench
Title:	Chief Financial Officer